Exhibit 16.1

PricewaterhouseCoopers LLP 300 North Meridian Suite 1700 Indianapolis IN 46204-1767 Telephone (317) 453 4100 Facsimile (317) 453 4350

March 23, 2006

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by ADESA, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of ADESA, Inc. dated March 17, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP